UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2010

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On January 22, 2010, OMNI Energy Services Corp. (the “Company”) agreed to issue an aggregate of 26,832 shares of unregistered restricted common stock of the Company in exchange for the extension of the maturity date of a promissory note originally issued on May 31, 2007 in the aggregate principal amount of $500,000. The maturity date of the note was extended to April 30, 2013 from May 30, 2010. The restrictions on the shares will lapse at various times prior to the maturity of the note and the Company may, at its option, pay the note balance prior to the new maturity date without penalty. If payment of the note is made prior to the lapse of the periodic restrictions, the remaining restricted shares will be forfeited to the Company and cancelled. Other than as described herein, there were no other changes to the terms of the note.

The Company issued the securities described under this Item 3.02 in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: January 28, 2010

	By:	/S/ RONALD D. MOGEL
Senior Vice President and Chief Financial Officer